UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2013

ADEPT TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27122	94-2900635
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

5960 Inglewood Drive Pleasanton, CA	94588
(Address of principal executive offices)	(Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (925) 245-3400

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 25, 2013, Adept Technology, Inc. (“Adept”) entered into an Amended and Restated Loan and Security Agreement (the “Loan and Security Agreement”) with Silicon Valley Bank (“SVB”) to amend the Loan and Security Agreement, dated May 1, 2009 (as previously amended) for Adept’s line of credit. Adept also entered into a Loan and Security Agreement (EX-IM Loan Facility) with SVB, in replacement of an expiring agreement for a portion of the line of credit guaranteed by the Export-Import Bank of the United States (the “EX-IM Sublimit”). The agreements related to the line of credit are referred to as the “Loan Agreements.”

Pursuant to the Loan Agreements, Adept may borrow up to $8 million (net of borrowings under the EX-IM sublimit), at an 80% advance rate, against eligible domestic accounts receivable that SVB has specifically agreed to finance. Under the EX-IM Sublimit, Adept may borrow up to $6 million against eligible foreign accounts receivable (at specified advance rates of 90% or 70%, depending on the currency in which the receivable is payable), and eligible export-related inventory (at a 75% advance rate), in each case that SVB has specifically agreed to finance. The advance rates are subject to adjustment in SVB’s discretion. The Loan Agreements specify the criteria for determining eligible accounts receivable and eligible inventory destined for export, and ongoing conditions precedent to Adept’s ability to borrow under the line of credit, including related to accuracy of Adept’s representations and warranties and absence of any material adverse change in Adept’s business, operations or condition, or prospects for repayment.

The maturity date of the SVB line of credit is March 24, 2014. The maximum aggregate borrowing under the Loan Agreements may not exceed $8 million, and the face amount of financed domestic accounts receivable may not exceed $10 million. The amount of export-related inventory advances outstanding at any time may not exceed the lesser of $3.6 million or 60% of the outstanding obligations under the EX-IM Sublimit. If outstanding obligations at any time exceed any of these limits, Adept must repay the excess. Adept and certain subsidiaries have granted SVB a security interest in substantially all of their respective assets (including intellectual property and certain shares of subsidiaries), to secure the outstanding obligations under the line of credit and any separate bank service agreements between Adept and SVB covering foreign exchange contracts, cash management services or letters of credit.

Accounts receivable and inventory financed by SVB will bear interest or a finance charge equal to SVB’s announced prime rate plus 1.75% per annum. The applicable interest or finance charge is calculated based on the full face amount of financed accounts receivable, and the gross amount of financed export-related inventory, rather than the actual amount of the advances.

Adept must repay advances against accounts receivable, together with related finance charges, when it receives payment on the financed receivables (or earlier as specified in the Loan Agreements), and must repay all outstanding obligations under the line of credit on the maturity date. Adept is required to maintain its primary operating deposit accounts with SVB, and to direct all customers to transmit payments to a lockbox account at SVB.  Provided that there is no event of default under the line, SVB will apply collections from the lockbox to repayment of the financed accounts receivables, accrued finance charges and bank expenses, and transfer the remaining proceeds to Adept’s designated deposit account with SVB.

Adept is no longer required to meet financial covenants tied to maintaining minimum liquidity or minimum EBITDA. Adept remains obligated to comply with various other covenants, including, among other things, requirements as to permissible use of proceeds from EX-IM Sublimit advances, and restrictions on Adept’s ability to dispose of assets, make acquisitions, be acquired, undergo a change of control, incur indebtedness, grant liens, transfer funds to subsidiaries, make distributions to its stockholders, make investments, or enter into certain transactions with affiliates, subject to specified exceptions. There are revised exceptions addressing certain rights, preferences and privileges of Adept’s outstanding Series A Convertible Preferred Stock, including Adept’s ability to pay quarterly dividends on, and to exercise its option to redeem, the Series A Convertible Preferred Stock.

The Loan Agreements contain events of default that entitle SVB to accelerate Adept’s obligations and require repayment of the outstanding indebtedness, increase the applicable finance charge or interest rate by an additional 5.00% per annum, and enforce SVB’s security interest against the collateral. These events of default include, among others, Adept’s breach of payment obligations or covenants, material misrepresentations, events constituting a material adverse change, and bankruptcy and insolvency defaults. If the Export-Import Bank's guarantee of the EX-IM Line is declared void or revoked for any reason, whether or not caused by Adept's actions, such event may trigger an event of default unless Adept is able to repay any excess advances under the EX-IM Line and no other events of default are occurring simultaneously.

Adept must pay facility fees of $82,100 on or prior to April 1, 2013, and this payment is a condition precedent to Adept’s ability to borrow under the line of credit. Adept will also pay certain bank expenses in connection with entry into the Loan Agreements, and is obligated to pay all other bank fees and expenses related to the line of credit. Adept agreed to pay a termination fee of $120,000 if the domestic line of credit is terminated prior to its maturity date.

The foregoing description of the revolving line is qualified in its entirety by reference to the full text of the Amended and Restated Loan and Security Agreement, Loan and Security Agreement (EX-IM Loan Facility) and Export-Import Bank of the United States Working Capital Guarantee Program Borrower Agreement, each dated March 25, 2013, attached hereto as exhibits, and the related security, pledge and other ancillary agreements previously entered into in connection with the SVB line of credit (refer to the exhibit tables in Adept’s Form 10-K filed September 24, 2012 to locate previous filings of the ancillary loan documents).

The Loan Agreements contain representations, warranties and covenants which have been made by Adept solely for the benefit of SVB; should not be treated as categorical statements of fact, but rather as a way of allocating risk between the parties; have in some cases been qualified by disclosures made to SVB in connection with the negotiation of the agreements and not necessarily reflected therein; may apply standards of materiality in a way that is different from what may be material to investors; and are made only as of the dates specified in the Loan Agreements and are subject to more recent developments. Investors are not third party beneficiaries under the Loan Agreements and, in light of the foregoing reasons, should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Adept.

Item 2.03. Creation of a Direct Financial Obligation or Off Balance Sheet Arrangement.

The information under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:
Exhibit	Description
99.1	Amended and Restated Loan and Security Agreement, dated as of March 25, 2013, by and between Adept Technology, Inc. and Silicon Valley Bank
99.2	Loan and Security Agreement (EX-IM Loan Facility), dated as of March 25, 2013, by and between Adept Technology, Inc. and Silicon Valley Bank.
99.3	Export-Import Bank of the United States Working Capital Guarantee Program Borrower Agreement, dated as of March 25, 2013, by and between Adept Technology, Inc. and Silicon Valley Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEPT TECHNOLOGY, INC.
Date: March 28, 2013	By: /s/ Michael Schradle Michael Schradle Senior Vice President of Finance and Chief Financial Officer

Index to Exhibits
Exhibit	Description
99.1	Amended and Restated Loan and Security Agreement, dated as of March 25, 2013, by and between Adept Technology, Inc. and Silicon Valley Bank
99.2	Loan and Security Agreement (EX-IM Facility), dated as of March 25, 2013, by and between Adept Technology, Inc. and Silicon Valley Bank.
99.3	Export-Import Bank of the United States Working Capital Guarantee Program Borrower Agreement, dated as of March 25, 2013, by and between Adept Technology, Inc. and Silicon Valley Bank